Exhibit 99.19

Québec government
Summary of consolidated budgetary transactions
2010-2011 fiscal year

(millions of dollars)

Preliminary results

BUDGETARY REVENUE
Own-source revenue	46 925
Federal transfers	15 451

Total	62 376
BUDGETARY EXPENDITURE
Program spending	- 59 819
Debt service	- 6 934

Total	- 66 753
NET RESULTS OF CONSOLIDATED ENTITIES	1 209
Contingency reserve	- 300

DEFICIT	- 3 468
Deposits of dedicated revenues in the Generations Fund	- 732

BUDGETARY BALANCE WITHIN THE MEANING OF THE BALANCED BUDGET ACT	- 4 200

Québec government Summary of consolidated budgetary transactions Forecasts for 2011-2012
(millions of dollars)

BUDGETARY REVENUE
Own-source revenue	50 336
Federal transfers	15 039

Total	65 375
BUDGETARY EXPENDITURE
Program spending	- 61 284
Debt service	- 7 794

Total	- 69 078
NET RESULTS OF CONSOLIDATED ENTITIES	1 143
Contingency reserve	- 300

DEFICIT	- 2 860
Deposits of dedicated revenues in the Generations Fund	- 940

BUDGETARY BALANCE WITHIN THE MEANING OF THE BALANCED BUDGET ACT	- 3 800

Québec government Budgetary revenue of the consolidated revenue fund Forecasts for 2011-2012
(millions of dollars)

OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	18 786
Health services fund	6 047
Corporate taxes	3 885

28 718

Consumption taxes
Sales	13 728
Tobacco	707
Alcoholic beverages	441
Other	21

14 897

Duties and permits
Natural resources	257
Other	267

524

Miscellaneous
Sales of goods and services	314
Interest	550
Fines, forfeitures and recoveries	543

1 407

Revenue from government enterprises
Hydro-Québec	2 575
Loto-Québec	1 246
Société des alcools du Québec	940
Other	29

4 790

Total	50 336

FEDERAL TRANSFERS
Equalization	7 639
Protection payment	545
Health transfers	4 516
Transfers for post-secondary education and other social programs	1 475
Other programs	864

Total	15 039

TOTAL BUDGETARY REVENUE	65 375

Québec government Budgetary expenditure of the consolidated revenue fund Forecasts for 2011-2012
(millions of dollars)

PROGRAM SPENDING
Affaires municipales, Régions et Occupation du territoire	1 762.9
Agriculture, Pêcheries et Alimentation	1 068.4
Assemblée nationale	116.1
Conseil du trésor et Administration gouvernementale	1 004.4
Conseil exécutif	368.8
Culture, Communications et Condition féminine	677.9
Développement durable, Environnement et Parcs	204.0
Développement économique, Innovation et Exportation	890.1
Éducation, Loisir et Sport	15 541.1
Emploi et Solidarité sociale	4 255.9
Famille et Aînés	2 386.9
Finances (excluding debt service)	173.8
Immigration et Communautés culturelles	303.9
Justice	696.5
Personnes désignées par l’Assemblée nationale	77.5
Relations internationales	111.7
Ressources naturelles et Faune	546.5
Santé et Services sociaux	29 140.5
Sécurité publique	1 162.9
Tourisme	138.6
Transports	848.6
Travail	32.0
Anticipated lapsed appropriations	- 225.0

Total	61 284.0
DEBT SERVICE
Direct debt service	5 007.0
Interest ascribed to retirement plans	2 804.0
Interest ascribed to employee future benefits	- 17.0

Total	7 794.0

TOTAL BUDGETARY EXPENDITURE	69 078.0

Québec government Consolidated non-budgetary transactions Forecasts for 2011-2012
(millions of dollars)

INVESTMENTS, LOANS AND ADVANCES
Consolidated revenue fund	- 1 118
Consolidated entities	- 906

Total	- 2 024
CAPITAL EXPENDITURES
Consolidated revenue fund
Net investments	- 523
Amortizations	154

Subtotal	- 369
Consolidated entities	- 3 853

Total	- 4 222
RETIREMENT PLANS AND EMPLOYEE FUTURE BENEFITS	2 720
OTHER ACCOUNTS
Consolidated revenue fund	- 730
Consolidated entities	- 418

Total	- 1 148

TOTAL CONSOLIDATED NON-BUDGETARY TRANSACTIONS	- 4 674

Note: A negative entry indicates a financial requirement and a positive entry, a source of financing.

Québec government Consolidated financing transactions Forecasts for 2011-2012
(millions of dollars)

CHANGE IN CASH POSITION
Consolidated revenue fund	2 960
Consolidated entities	—

Total – Change in cash position	2 960
NET BORROWINGS
Consolidated revenue fund
New borrowings	9 355
Repayment of borrowings	- 6 728

Subtotal	2 627
Consolidated entities
New borrowings	7 867
Repayment of borrowings	- 2 893

Subtotal	4 974

Total – Net borrowings	7 601

RETIREMENT PLANS SINKING FUND, OTHER RETIREMENT PLAN ASSETS AND FUNDS DEDICATED TO EMPLOYEE FUTURE BENEFITS	- 2 087

GENERATIONS FUND	- 940

TOTAL CONSOLIDATED FINANCING TRANSACTIONS	7 534

Note:    A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.